As filed with the Securities and Exchange Commission on July 22, 2026
Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form S-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

AAR CORP.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	36-2334820 (I.R.S. Employer Identification Number)
One AAR Place
1100 N. Wood Dale Road
Wood Dale, Illinois 60191
(630) 227-2000
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Jessica Garascia, Esq.
Senior Vice President, General Counsel, Chief Administrative Officer and Secretary
AAR CORP.
One AAR Place
1100 N. Wood Dale Road
Wood Dale, Illinois 60191
(630) 227-2000
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copy to:
Hannah E. Fregolle
Edward B. Winslow
Jones Day
110 N. Wacker Drive, Suite 4800
Chicago, Illinois 60606
(312) 782-3939

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this registration statement.
If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐
If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☒
If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☒
If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act:
Large accelerated filer ☒	Accelerated filer ☐
Non-accelerated filer ☐	Smaller reporting company ☐
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

PROSPECTUS
AAR CORP.
Debt Securities
Common Stock
Preferred Stock
Depositary Shares
Warrants
Purchase Contracts
Units
We may offer from time to time, in amounts, at prices and on terms that we will determine at the time of offering, any or all of the following, in one or more series: debt securities, common stock, preferred stock, depositary shares, warrants, purchase contracts or units. We will specify in the accompanying prospectus supplement the terms of the securities to be offered and sold. We may sell these securities directly to you, through underwriters, dealers or agents we select, or through a combination of these methods. You can find additional information about our plan of distribution for the securities under the heading “Plan of Distribution” on page 21 of this prospectus. We will also describe the plan of distribution for any particular offering of these securities in the applicable prospectus supplement. This prospectus may not be used to sell our securities unless it is accompanied by a prospectus supplement.
Our principal executive offices are located at One AAR Place, 1100 N. Wood Dale Road, Wood Dale, Illinois 60191, telephone number (630) 227-2000.
Our common stock is listed on the New York Stock Exchange and traded under the symbol “AIR”.

Investing in our securities involves risks. You should carefully consider the risk factors set forth in the applicable prospectus supplement and in the “Risk Factors” section of our filings with the Securities and Exchange Commission. Also see “Risk Factors” on page 3 of this prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.
The date of this prospectus is July 22, 2026.

i

ABOUT THIS PROSPECTUS
This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission, or the SEC, utilizing a “shelf” registration process. Under this shelf registration process, we may from time to time sell any combination of the securities described in this prospectus in one or more offerings.
This prospectus provides you with a general description of the securities we may offer. Each time we offer securities under this shelf registration process, we will provide a prospectus supplement that will contain specific information about the terms of that offering. That prospectus supplement may include additional risk factors or other special considerations applicable to the securities being offered. The prospectus supplement may also add, update or change any of the information contained in this prospectus. To the extent there is a conflict between the information contained in this prospectus and the prospectus supplement, you should rely on the information in the prospectus supplement, provided that if a statement in any document is inconsistent with a statement in another document having a later date — for example, a document incorporated by reference in this prospectus or any prospectus supplement — the statement in the document having the later date modifies or supersedes the earlier statement. You should read both this prospectus and the prospectus supplement together with the additional information described under “Where You Can Find More Information.”
The registration statement containing this prospectus, including the exhibits to the registration statement, contains additional information about us and the securities offered under this prospectus. The exhibits to the registration statement contain the full text of certain contracts and other important documents we have summarized in this prospectus. You should review the full text of these documents because these summaries may not contain all the information that you may find important in deciding whether to purchase the securities we offer. You may obtain copies of these documents as described below under the heading “Where You Can Find More Information.”
You should rely only on the information incorporated by reference or provided in this prospectus and the accompanying prospectus supplement. We have not authorized anyone to provide you with different information. We are not making an offer to sell or soliciting an offer to buy these securities in any jurisdiction in which the offer or solicitation is not authorized or in which the person making the offer or solicitation is not qualified to do so or to anyone to whom it is unlawful to make the offer or solicitation. You should not assume that the information in this prospectus or the accompanying prospectus supplement is accurate as of any date other than the date on the front of the document.
Unless the context otherwise requires, the terms “AAR,” the “company,” “we,” “us” and “our” refer to AAR CORP. and its consolidated subsidiaries. References to “securities” refer collectively to the debt securities, common stock, preferred stock, depositary shares, warrants, purchase contracts and units registered hereunder.

WHERE YOU CAN FIND MORE INFORMATION
AAR files annual, quarterly and current reports, proxy statements and other information with the SEC. The SEC maintains a website at www.sec.gov that contains reports, proxy and information statements, and other information regarding AAR and other companies that file materials electronically with the SEC. Copies of our periodic and current reports and proxy statements may be obtained, free of charge, on our website at www.aarcorp.com. This reference to our internet address is for informational purposes only. The information available at our internet site is not incorporated by reference in this prospectus, and you should not consider it a part of this prospectus.
INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE
The SEC allows us to “incorporate by reference” information into this prospectus. This means that we can disclose important information to you by referring you to another document that AAR has filed separately with the SEC. The information incorporated by reference is considered to be part of this prospectus. Information that AAR files with the SEC after the date of this prospectus will automatically modify and supersede the information included or incorporated by reference in this prospectus to the extent that the subsequently filed information modifies or supersedes the existing information. We incorporate by reference the following documents filed with the SEC:
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Our Annual Report on Form 10-K for the fiscal year ended May 31, 2026;

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Our Definitive Proxy Statement on Schedule 14A filed on August 5, 2025; and

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The description of our common stock contained in our registration statement on Form 8-A filed on September 29, 1967, as updated by the description of the common stock contained in Exhibit 4.3 to our Annual Report on Form 10-K for the fiscal year ended May 31, 2022, and any subsequent amendment(s) or report(s) filed for the purpose of updating such description.

We also incorporate by reference any future filings we make with the SEC under sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 until we sell all of the securities. To the extent that any information contained in any Current Report on Form 8-K, or any exhibit thereto, was furnished to, rather than filed with, the SEC, such information or exhibit is not incorporated by reference in this prospectus unless specifically stated otherwise.
We will provide, without charge, to each person, including any beneficial owner of our securities to whom this prospectus is delivered, upon written or oral request, a copy of any or all documents referred to above that have been incorporated by reference into this prospectus, excluding exhibits to those documents unless they are specifically incorporated by reference into those documents. You may request these documents from:
AAR CORP.
One AAR Place
1100 N. Wood Dale Road
Wood Dale, Illinois 60191
Attention: Secretary, (630) 227-2000.

RISK FACTORS
Investing in our securities involves risk. Please see the “Risk Factors” section in our most recent Annual Report on Form 10-K, which are incorporated by reference in this prospectus, as updated by our future filings with the SEC. Before making an investment decision, you should carefully consider these risks as well as other information contained or incorporated by reference in this prospectus. The risks and uncertainties not presently known to us or that we currently deem immaterial may also impair our business operations, our financial results and the value of our securities. The accompanying prospectus supplement may contain a discussion of additional risks applicable to an investment in us and the particular type of securities we are offering under that prospectus supplement.
FORWARD-LOOKING STATEMENTS
This prospectus, including the documents incorporated herein by reference, contains certain forward-looking statements as that term is defined in the Private Securities Litigation Reform Act of 1995. Forward-looking statements often address our expected future operating and financial performance and financial condition, or targets, goals, commitments, and other business plans, and often may also be identified because they contain words such as “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “likely,” “may,” “might,” “plan,” “potential,” “predict,” “project,” “seek,” “should,” “target,” “will,” “would,” or similar expressions and the negatives of those terms. These forward-looking statements are based on beliefs of our management, as well as assumptions and estimates based on information available to us as of the dates such assumptions and estimates are made, and are subject to certain risks and uncertainties that could cause actual results to differ materially from historical results or those anticipated, depending on a variety of factors, including:
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factors that adversely affect the commercial aviation industry;

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adverse events and negative publicity in the aviation industry;

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a reduction in sales to the U.S. government and its contractors;

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cost overruns and losses on fixed-price contracts;

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nonperformance by subcontractors or suppliers;

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our ability to manage our operational footprint;

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a reduction in outsourcing of maintenance and repair activity by airlines;

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a shortage of skilled personnel or work stoppages;

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competition from other companies;

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financial, operational and legal risks arising as a result of operating internationally;

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failure to complete, integrate, and realize the anticipated benefits of acquisitions, including execution of related operational and financial plans;

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circumstances associated with divestitures;

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inability to recover costs due to fluctuations in market values for aviation products and equipment;

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cyber or other security threats or disruptions;

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a need to make significant capital expenditures to keep pace with technological developments in our industry;

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restrictions on use of intellectual property and tooling important to our business;

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inability to protect the value of our intellectual property;

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our ability to manage our debt and fund our other liquidity needs;

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limitations on our ability to access the debt and equity capital markets or to draw down funds under loan agreements;

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non-compliance with restrictive and financial covenants contained in our debt and loan agreements;

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changes in or non-compliance with laws and regulations related to federal contractors, the aviation industry, international operations, safety, and environmental matters, and the costs of complying with such laws and regulations; and

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exposure to product liability and property claims that may be in excess of our liability insurance coverage.

For a discussion of these and other risks and uncertainties, refer to “Risk Factors” in our most recent Annual Report on Form 10-K and subsequent Quarterly Reports on Form 10-Q. You should read these factors and other cautionary statements made in this prospectus, the prospectus supplement and the documents we incorporate by reference as being applicable to all related forward-looking statements wherever they appear in the prospectus, the prospectus supplement and the documents incorporated by reference. Should one or more of these risks or uncertainties materialize adversely, or should underlying assumptions or estimates prove incorrect, actual results may vary materially from those described. These events and uncertainties are difficult or impossible to predict accurately and many are beyond our control. The risks described our reports filed with the SEC are not the only risks we face, as additional risks and uncertainties are not currently known or foreseeable or impossible to predict accurately or risks that are beyond our control or deemed immaterial may materially adversely affect our business, financial condition or results of operations in future periods. We assume no obligation to update any forward-looking statements to reflect events or circumstances after the date of such statements or to reflect the occurrence of anticipated or unanticipated events, except as required by law.

AAR CORP.
AAR was founded in 1951, organized in 1955 and reincorporated in Delaware in 1966. We are a diversified provider of products and services to the worldwide aviation and government and defense markets. We operate globally in over 20 countries through four business segments: (1) Parts Supply, (2) Repair, Engineering, and Software, (3) Government Solutions and (4) Legacy Commercial Programs.
Our principal executive offices are located at One AAR Place, 1100 N. Wood Dale Road, Wood Dale, Illinois 60191, telephone number (630) 227-2000.

USE OF PROCEEDS
We expect to use the net proceeds from the sale of securities offered by this prospectus and the prospectus supplement for general corporate purposes. These may include additions to working capital, repayment of existing indebtedness and acquisitions. If we decide to use the net proceeds of any offering of securities other than for general corporate purposes, we will describe the use of the net proceeds in the prospectus supplement for that offering.

DESCRIPTION OF DEBT SECURITIES
General
The debt securities that may be offered pursuant to this prospectus and an applicable prospectus supplement will be either our senior debt securities or our subordinated debt securities and will be issued under the applicable indenture. The senior debt securities will be issued under an indenture between us and U.S. Bank Trust Company, National Association (as successor in interest to U.S. Bank National Association), as trustee. We refer to this indenture as the “senior indenture.” The subordinated debt securities will be issued under a separate Subordinated Indenture between us and U.S. Bank Trust Company, National Association (as successor in interest to U.S. Bank National Association), as trustee. We refer to this indenture as the “subordinated indenture” and, together with the senior indenture, as the “indentures,” both of which have been filed as exhibits to the registration statement of which this prospectus forms a part. The indentures have been qualified under the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”). We have summarized selected provisions of the indentures and the debt securities below. The following summary of provisions of the indentures does not purport to be complete and is subject to, and qualified in its entirety by reference to, all of the provisions of the applicable indenture, including definitions therein of certain terms and the provisions made part thereof by reference to the Trust Indenture Act.
The following summary may not contain all of the information that you may find useful. In particular, the following summary describes only general terms and specific terms of any offered debt securities, and the extent to which the general terms described below apply to these debt securities, will be described in the applicable prospectus supplement at the time of the offering. Any prospectus supplement, which we will file with the SEC, may or may not modify the general terms found in this prospectus. If any particular terms of the debt securities described in a prospectus supplement differ from any of the terms described in this prospectus, then the terms described in the applicable prospectus supplement will supersede the terms described in this prospectus. For a complete description of any series of debt securities, you should read both this prospectus and the prospectus supplement that applies to that series of debt securities. Capitalized terms not otherwise defined in this prospectus will have the meanings given in the indenture to which they relate.
The terms and conditions of the debt securities of each series will be set forth in those debt securities and in the applicable indenture, as supplemented for a particular offering of debt securities. A form of each debt security, reflecting the specific terms and provisions of that series of debt securities, will be filed with the SEC in connection with each offering of debt securities and will be incorporated by reference in the registration statement of which this prospectus forms a part.
For purposes of this summary, the terms “we,” “our,” “ours” and “us” refer only to AAR CORP. and not to any of our subsidiaries.
Terms
Neither of the indentures limits the principal amount of debt securities that we may issue. Each indenture provides that debt securities may be issued in one or more series up to the principal amount that we may authorize from time to time. Each indenture also provides that the debt securities may be denominated in any currency or currency unit that we designate. In addition, each series of debt securities may be reopened in order to issue additional debt securities of that series in the future without the consent of the holders of debt securities of that series. Unless otherwise described in the prospectus supplement relating to a particular offering, neither the indentures nor the debt securities will contain any provisions to afford holders of any debt securities protection in the event of a takeover, recapitalization or similar restructuring of our business.
The senior debt securities will rank equally with all of our other unsecured and unsubordinated debt. The subordinated debt securities will be subordinated to the prior payment in full of our senior debt securities. (Subordinated Indenture Section 15.1) We will describe the particular terms of the subordinated debt securities that we offer in the prospectus supplement relating to those subordinated debt securities.

We will describe the specific terms relating to each particular series of debt securities in the prospectus supplement relating to the offering of those debt securities. The terms we will describe in the prospectus supplement will include some or all of the following:
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the title and type of the debt securities;

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the total principal amount or initial offering price of the debt securities;

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the date or dates when the principal of the debt securities will be payable;

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whether we will have the right to extend the stated maturity of the debt securities;

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whether the debt securities will bear interest and, if so, the rate or rates, or the method for calculating the rate or rates, of interest;

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if the debt securities will bear interest, the date from which interest will accrue, the dates when interest will be payable and the regular record dates for these interest payment dates;

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the place where the principal, premium, if any, and interest, if any, on the debt securities will be paid, registered debt securities may be surrendered for registration of transfer, and debt securities may be surrendered for exchange;

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any sinking fund or other provisions that would obligate us to repurchase or otherwise redeem the debt securities;

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the terms and conditions upon which we will have the option or the obligation to redeem the debt securities;

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the denominations in which any registered debt securities will be issuable;

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the identity of each security registrar and paying agent, and the designation of the exchange rate agent, if any, if other than the trustee;

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the portion of the principal amount of debt securities that will be payable upon acceleration of the maturity of the debt securities;

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the currency used to pay principal, premium, if any, and interest, if any, on the debt securities, if other than U.S. dollars, and whether you or we may elect to have principal, premium and interest paid in a currency other than the currency in which the debt securities are denominated;

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any index, formula or other method used to determine the amount of principal, premium or interest on the debt securities;

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any changes or additions to the events of default, defaults or our covenants made in the applicable indenture;

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whether the debt securities are issuable as registered debt securities or bearer debt securities, whether there are any restrictions relating to the form in which they are issued and whether bearer and registered debt securities may be exchanged for each other;

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to whom interest will be payable

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if other than the registered holder (for registered debt securities),

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if other than upon presentation and surrender of the related coupons (for bearer debt securities), or

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if other than as specified in the indentures (for global debt securities);

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whether the debt securities are to be convertible or exchangeable for other securities and, if so, the terms of conversion or exchange;

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particular terms of subordination with respect to subordinated debt securities; and

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any other terms of the debt securities consistent with the provisions of the applicable indenture. (Section 3.1)

We may issue debt securities as original issue discount securities to be sold at a substantial discount below their principal amount. If we issue original issue discount securities, then we will describe the material U.S. federal income tax consequences that apply to those debt securities in the applicable prospectus supplement.
Registration and Transfer
We presently plan to issue each series of debt securities only as registered securities. However, we may issue a series of debt securities as bearer securities, or a combination of both registered securities and bearer securities. If we issue senior debt securities as bearer securities, they will have interest coupons attached unless we elect to issue them as zero coupon securities. (Section 2.1) If we issue bearer securities, we may describe material U.S. federal income tax consequences and other material considerations, procedures and limitations in the applicable prospectus supplement.
Holders of registered debt securities may present the debt securities for exchange for different authorized amounts of other debt securities of the same series and in the same aggregate principal amount at the corporate trust office of the trustee or at the office of any other transfer agent we may designate for the purpose and describe in the applicable prospectus supplement. The registered securities must be duly endorsed or accompanied by a written instrument of transfer. The agent will not impose a service charge on you for the transfer or exchange. We may, however, require that you pay any applicable tax or other governmental charge. If we issue bearer securities, we will describe any procedures for exchanging those bearer securities for other senior debt securities of the same series in the applicable prospectus supplement. Generally, we will not allow you to exchange registered securities for bearer securities. (Section 3.5)
In general, unless otherwise specified in the applicable prospectus supplement, we will issue registered securities without coupons and in denominations of $2,000 or integral multiples of $1,000 in excess thereof, and bearer securities in denominations of $5,000. We may issue both registered and bearer securities in global form. (Section 3.5) See “— Book-Entry, Delivery and Form.”
Conversion and Exchange
If any debt securities will be convertible into or exchangeable for our common stock, preferred stock or other securities, the applicable prospectus supplement will set forth the terms and conditions of the conversion or exchange, including:
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the conversion price or exchange ratio;

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the conversion or exchange period;

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whether the conversion or exchange will be mandatory or at the option of the holder or us;

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provisions for adjustment of the conversion price or exchange ratio; and

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provisions that may affect the conversion or exchange if the debt securities are redeemed.

Redemption
Unless otherwise indicated in the applicable prospectus supplement, we may, at our option, redeem any series of debt securities in whole at any time or in part from time to time. If any series of debt securities are redeemable only on or after a certain date or only upon satisfaction of additional conditions, the applicable prospectus supplement will specify the date or the additional conditions. Unless otherwise specified in the applicable prospectus supplement, the redemption price for debt securities will equal 100% of the principal amount plus any accrued and unpaid interest on those debt securities.
The applicable prospectus supplement will contain the specific terms on which we may redeem a series of debt securities prior to its stated maturity. We will send a notice of redemption to holders at least 30 days but not more than 60 days prior to the redemption date. The notice will state:
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the redemption date;

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the redemption price;

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if less than all of the debt securities of the series are being redeemed, the particular debt securities to be redeemed (and the principal amounts, in the case of a partial redemption);

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that on the redemption date, the redemption price will become due and payable and any applicable interest will cease to accrue on and after that date;

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the place or places of payment;

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whether the redemption is for a sinking fund; and

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any other provisions required by the terms of the debt securities of the series that are being redeemed. (Section 11.4)

On or before any redemption date, we will deposit an amount of money with the trustee or with a paying agent sufficient to pay the redemption price. (Section 11.5)
If we are redeeming less than all the debt securities, the trustee will select the debt securities to be redeemed using a method it considers fair and appropriate. After the redemption date, holders of redeemed debt securities will have no rights with respect to the debt securities except the right to receive the redemption price and any unpaid interest to the redemption date.
Events of Default
An “event of default” regarding any series of debt securities is any one of the following events:
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default for 30 days in the payment of any interest installment when due and payable;

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default in the making of any sinking fund payment when due;

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default in the payment of principal or premium (if any) when due at its stated maturity, by declaration, when called for redemption or otherwise;

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default in the performance of any covenant in the debt securities of that series or in the applicable indenture for 60 days after notice to us by the trustee or by the holders of 25% in principal amount of the outstanding debt securities of that series;

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certain events of bankruptcy, insolvency and reorganization; and

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any other event of default provided with respect to that series of debt securities. (Section 5.1)

We are required to file every year with each trustee an officers’ certificate stating whether any default exists and specifying any default that exists. (Section 10.4)
Acceleration of Maturity
If an event of default has occurred and is continuing with respect to debt securities of a particular series (except, in the case of subordinated debt securities, defaults relating to bankruptcy events), the trustee or the holders of not less than 25% in principal amount of outstanding debt securities of that series may declare the principal amount of outstanding debt securities of that series due and payable immediately. (Section 5.2)
At any time after a declaration of acceleration of maturity with respect to debt securities of any series has been made and before a judgment or decree for payment of the money due has been obtained by the trustee, the holders of a majority in principal amount of the outstanding debt securities of that series, by written notice to us and the trustee, may rescind and annul the declaration and its consequences if:
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we have paid or deposited with the trustee a sum sufficient to pay:

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all overdue interest on all outstanding debt securities of that series and any related coupons,

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all unpaid principal of and premium, if any, on any of the debt securities which has become due otherwise than by the declaration of acceleration, and interest on the unpaid principal at the rate or rates prescribed in the debt securities,

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to the extent lawful, interest on overdue interest at the rate or rates prescribed in the debt securities,

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all sums paid or advanced by the trustee and the reasonable compensation, expenses, disbursements and advances of the trustee, its agents and counsel; and

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all events of default with respect to debt securities of that series, other than the non-payment of amounts of principal, interest or any premium on the debt securities which have become due solely by the declaration of acceleration, have been cured or waived. (Section 5.2)

No rescission will affect any subsequent default or impair any right consequent thereon.
Waiver of Defaults
The holders of not less than a majority in principal amount of the outstanding debt securities of any series may, on behalf of the holders of all the debt securities of the series and any related coupons, waive any past default under the applicable indenture with respect to the series and its consequences, except a default:
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in the payment of the principal of or any premium or interest on any debt security of the series or any related coupon, or

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in respect of a covenant or provision that cannot be modified or amended without the consent of the holder of each outstanding debt security of the series affected thereby. (Section 5.13)

If an event of default with respect to debt securities of a particular series occurs and is continuing, the trustee will not be obligated to exercise any of its rights or powers under the applicable indenture at the request or direction of any of the holders of debt securities of the series, unless the holders have offered to the trustee reasonable indemnity and security against the costs, expenses and liabilities that might be incurred by it in compliance with the request. (Section 6.3)
The holders of a majority in principal amount of the outstanding debt securities of any series have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee under the applicable indenture, or exercising any trust or power conferred on the trustee with respect to the debt securities of that series. The trustee may refuse to follow directions in conflict with law or the indenture that may expose the trustee to personal liability or may be unduly prejudicial to the other, non-directing holders. Additionally, the trustee may take any other action the trustee deems proper which is not inconsistent with the direction. (Section 5.12)
Modification of Indenture
We and the trustee may, without the consent of any holders of debt securities, enter into supplemental indentures for various purposes, including:
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to evidence the succession of another entity to us and the assumption by the successor of our covenants and obligations under the debt securities and the indenture;

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establishing the form or terms of any series of debt securities issued under the supplemental indentures;

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adding to our covenants for the benefit of the holders or to surrender any of our rights or powers under the indenture;

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adding additional events of default for the benefit of the holders;

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to change or eliminate any provisions of the indenture provided that the change or elimination becomes effective only when there is no debt security outstanding entitled to the benefit of any changed or eliminated provision;

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to secure the debt securities;

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to cure any ambiguities or correct defective or inconsistent provisions of the indenture, provided that holders of debt securities are not materially affected by the change;

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to evidence and provide for acceptance of a successor trustee; and

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to comply with the requirements of the Trust Indenture Act. (Section 9.1)

We and the trustee may, with the consent of the holders of not less than a majority in principal amount of the outstanding debt securities of all affected series acting as one class, execute supplemental indentures adding any provisions to or changing or eliminating any of the provisions of the indenture or modifying the rights of the holders of the debt securities of the series. (Section 9.2) Without the consent of the holders of all the outstanding debt securities affected thereby, no supplemental indenture may:
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change the stated maturity of the principal of, or any installment of principal of or interest on, any debt security;

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reduce the principal amount of, the rate of interest on or any premium payable upon the redemption of, or change the manner of calculating the rate of interest on, any debt security;

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reduce the amount of the principal of any original issue discount security that would be due and payable upon acceleration of the maturity of the debt security;

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change the place of payment where, or the currency in which, principal or interest on any debt security is payable;

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impair the right to institute suit for enforcement of payments;

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reduce the percentage in principal amount of the outstanding debt securities of any series, the holders of which must consent to a supplemental indenture or any waiver of compliance with various provisions of, or defaults and covenants under, the indenture; or

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modify any of the provisions described in this section. (Section 9.2)

Consolidation, Merger and Sale of Assets
As provided in the indentures, we may not consolidate with or merge into any other person, or convey, transfer or lease all or substantially all of our assets to any other person, unless:
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the person surviving or formed by the transaction is organized and validly existing under the laws of any United States jurisdiction and expressly assumes our obligations under the debt securities and the indentures;

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immediately after giving effect to the transaction, no event of default will have occurred and be continuing under the indentures; and

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the trustees under the indentures receive certain officers’ certificates and opinions of counsel. (Section 8.1)

Satisfaction and Discharge
We may terminate our obligations with respect to debt securities of any series not previously delivered to the trustee for cancellation when those debt securities:
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have become due and payable;

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will become due and payable at their stated maturity within one year; or

•
are to be called for redemption within one year under arrangements satisfactory to the trustee for giving notice of redemption.

We may terminate our obligations with respect to the debt securities of a series by depositing with the trustee, as trust funds in trust dedicated solely for that purpose, an amount sufficient to pay and discharge the entire indebtedness on the debt securities of that series. In that case, the applicable indenture will cease to be of further effect, and our obligations will be satisfied and discharged with respect to that series (except our obligations to pay all other amounts due under the indenture and to provide certain officers’ certificates and opinions of counsel to the trustee). At our expense, the trustee will execute proper instruments acknowledging the satisfaction and discharge. (See Section 4.1)
The Trustees
U.S. Bank Trust Company, National Association (as successor in interest to U.S. Bank National Association) is the trustee under each of the indentures.

Any trustee may be deemed to have a conflicting interest for purposes of the Trust Indenture Act and may be required to resign as trustee if there is an event of default under the applicable indenture and, as more fully described in Section 310(b) of the Trust Indenture Act, one or more of the following occurs:
•
the trustee is a trustee under another indenture under which our securities are outstanding;

•
the trustee is a trustee for more than one outstanding series of debt securities under a single indenture;

•
we or our affiliates or underwriters hold certain threshold ownership beneficial ownership interest in the trustee;

•
the trustee holds certain threshold beneficial ownership interests in us or in securities of ours that are in default;

•
the trustee is one of our creditors; or

•
the trustee or one of its affiliates acts as an underwriter or agent for us.

Because U.S. Bank Trust Company, National Association is the trustee under the senior indenture and the subordinated indenture, it may be required to resign as trustee under one of those indentures if there is an event of default under an indenture.
We may appoint an alternative trustee for any series of debt securities. The appointment of an alternative trustee would be described in the applicable prospectus supplement.
We and our affiliates engage in transactions with the trustee and its affiliates in the ordinary course of business.
Governing Law
Each of the indentures is, and the related senior debt securities and subordinated debt securities will be, governed by and construed under the internal laws of the State of New York. (Section 1.13)
Same-Day Settlement and Payment
Unless otherwise provided in the applicable prospectus supplement, we expect the debt securities will trade in the same-day funds settlement system of The Depository Trust Company, or DTC, until maturity or until we issue the debt securities in certificated form. DTC will therefore require secondary market trading activity in the debt securities to settle in immediately available funds. We can give no assurance as to the effect, if any, of settlement in immediately available funds on trading activity in the debt securities.
Book-Entry, Delivery, and Form
Unless otherwise specified in the applicable prospectus supplement, the debt securities of each series will be issued in the form of one or more global debt securities, in definitive, fully registered form without interest coupons, each of which we refer to as a “global security.” Each such global security will be deposited with the trustee as custodian for DTC and registered in the name of a nominee of DTC in New York, New York for the accounts of participants in DTC.
Investors may hold their interests in a global security directly through DTC if they are DTC participants, or indirectly through organizations that are DTC participants. Except in the limited circumstances described below, holders of debt securities represented by interests in a global security will not be entitled to receive their debt securities in fully registered certificated form.
DTC has advised us as follows: DTC is a limited-purpose trust company organized under the New York Banking Law, a “banking organization” within the meaning of the New York Banking Law, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code and a “clearing agency” registered pursuant to the provisions of Section 17A of the Exchange Act. DTC was created to hold securities of institutions that have accounts with DTC (“participants”) and to facilitate the clearance and settlement of securities transactions among its participants in such securities through electronic book-entry changes in accounts of the participants, thereby eliminating the need for physical movement of securities certificates. DTC’s participants include both U.S. and

non-U.S. securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations. Access to DTC’s book-entry system is also available to others such as both U.S. and non-U.S. securities brokers and dealers, banks, trust companies and clearing corporations that clear through or maintain a custodial relationship with a participant, whether directly or indirectly.
Ownership of Beneficial Interests
Upon the issuance of each global security, DTC will credit, on its book-entry registration and transfer system, the respective principal amount of the individual beneficial interests represented by the global security to the accounts of participants. Ownership of beneficial interests in each global security will be limited to participants or persons that may hold interests through participants. Ownership of beneficial interests in each global security will be shown on, and the transfer of those ownership interests will be effected only through, records maintained by DTC (with respect to participants’ interests) and such participants (with respect to the owners of beneficial interests in the global security other than participants).
So long as DTC or its nominee is the registered holder and owner of a global security, DTC or such nominee, as the case may be, will be considered the sole legal owner of the debt security represented by the global security for all purposes under the indenture, the debt securities and applicable law. Except as set forth below, owners of beneficial interests in a global security will not be entitled to receive certificated debt securities and will not be considered to be the owners or holders of any debt securities represented by the global security. We understand that under existing industry practice, in the event an owner of a beneficial interest in a global security desires to take any actions that DTC, as the holder of the global security, is entitled to take, DTC would authorize the participants to take such action, and that participants would authorize beneficial owners owning through such participants to take such action or would otherwise act upon the instructions of beneficial owners owning through them. No beneficial owner of an interest in a global security will be able to transfer such interest except in accordance with DTC’s applicable procedures, in addition to those provided for under the indenture. Because DTC can only act on behalf of participants, who in turn act on behalf of others, the ability of a person having a beneficial interest in a global security to pledge that interest to persons that do not participate in the DTC system, or otherwise to take actions in respect of that interest, may be impaired by the lack of a physical certificate representing that interest.
All payments on the debt securities represented by a global security registered in the name of and held by DTC or its nominee will be made to DTC or its nominee, as the case may be, as the registered owner and holder of the global security.
We expect that DTC or its nominee, upon receipt of any payment of principal, premium, if any, or interest in respect of a global security, will credit participants’ accounts with payments in amounts proportionate to their respective beneficial interests in the principal amount of the global security as shown on the records of DTC or its nominee. We also expect that payments by participants to owners of beneficial interests in the global security held through such participants will be governed by standing instructions and customary practices as is now the case with securities held for accounts for customers registered in the names of nominees for such customers. These payments, however, will be the responsibility of such participants and indirect participants, and neither we, the trustee nor any paying agent will have any responsibility or liability for any aspect of the records relating to, or payments made on account of, beneficial ownership interests in any global security or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests or for any other aspect of the relationship between DTC and its participants or the relationship between such participants and the owners of beneficial interests in the global security.
Unless and until it is exchanged in whole or in part for certificated debt securities, each global security may not be transferred except as a whole by DTC to a nominee of DTC or by a nominee of DTC to DTC or another nominee of DTC. Transfers between participants in DTC will be effected in the ordinary way in accordance with DTC rules and will be settled in same-day funds.
We expect that DTC will take any action permitted to be taken by a holder of debt securities only at the direction of one or more participants to whose account the DTC interests in a global security are credited and only in respect of such portion of the aggregate principal amount of the debt securities as to which such participant or participants has or have given such direction.

Although we expect that DTC will agree to the foregoing procedures in order to facilitate transfers of interests in each global security among participants of DTC, DTC is under no obligation to perform or continue to perform such procedures, and such procedures may be discontinued at any time. None of us, the underwriters or the trustee will have any responsibility for the performance or nonperformance by DTC or its participants or indirect participants of their respective obligations under the rules and procedures governing their operations.
Each indenture provides that the global securities will be exchanged for debt securities in certificated form of like tenor and of an equal principal amount, in authorized denominations in the following limited circumstances:
(1)   DTC notifies us that it is unwilling or unable to continue as depositary or if DTC ceases to be eligible under the indenture and we do not appoint a successor depositary within 90 days; or
(2)   we determine that the debt securities will no longer be represented by global securities and execute and deliver to the trustee an order to such effect.
These certificated debt securities will be registered in such name or names as DTC will instruct the trustee. It is expected that such instructions may be based upon directions received by DTC from participants with respect to ownership of beneficial interests in global securities.
The information in this section of this prospectus concerning DTC and DTC’s book-entry system has been obtained from sources that we believe to be reliable, but we do not take responsibility for this information.
Euroclear and Clearstream
If the depositary for a global security is DTC, you may hold interests in the global security through Clearstream or Euroclear, in each case, as a participant in DTC. Euroclear and Clearstream will hold interests, in each case, on behalf of their participants through customers’ securities accounts in the names of Euroclear and Clearstream on the books of their respective depositaries, which in turn will hold such interests in customers’ securities in the depositaries’ names on DTC’s books.
Payments, deliveries, transfers, exchanges, notices and other matters relating to the debt securities made through Euroclear or Clearstream must comply with the rules and procedures of those systems. Those systems could change their rules and procedures at any time. We have no control over those systems or their participants, and we take no responsibility for their activities. Transactions between participants in Euroclear or Clearstream, on one hand, and other participants in DTC, on the other hand, would also be subject to DTC’s rules and procedures.
Investors will be able to make and receive through Euroclear and Clearstream payments, deliveries, transfers, exchanges, notices and other transactions involving any securities held through those systems only on days when those systems are open for business. Those systems may not be open for business on days when banks, brokers and other institutions are open for business in the United States.
In addition, because of time-zone differences, U.S. investors who hold their interests in the debt securities through these systems and wish on a particular day, to transfer their interests, or to receive or make a payment or delivery or exercise any other right with respect to their interests, may find that the transaction will not be effected until the next business day in Luxembourg or Brussels, as applicable. Thus, investors who wish to exercise rights that expire on a particular day may need to act before the expiration date. In addition, investors who hold their interests through both DTC and Euroclear or Clearstream may need to make special arrangements to finance any purchase or sales of their interests between the U.S. and European clearing systems, and those transactions may settle later than transactions within one clearing system.

DESCRIPTION OF COMMON STOCK
General
The following is a description of certain terms of our common stock. This description does not purport to be complete and is subject to and qualified in its entirety by reference to the provisions of our restated certificate of incorporation, bylaws and the Delaware General Corporation Law.
Our authorized common stock consists of 100,000,000 shares of common stock, $1.00 par value per share. As of June 30, 2026, there were 39,892,472 shares of common stock outstanding.
Voting.   Holders of common stock are entitled to one vote for each share held on all matters submitted to a vote of stockholders and do not have cumulative voting rights.
Dividend Rights.   Holders of common stock are entitled to receive dividends when, as and if declared by our board of directors, in its discretion, out of funds legally available for the payment of dividends.
Liquidation Rights.   Upon the liquidation, dissolution or winding up of our company, the holders of common stock are entitled to receive ratably the net assets of our company available after the payment of all debts and other liabilities.
Rights Subject to Preferred Stock.   The rights, preferences and privileges of holders of common stock are subject to, and may be adversely affected by, the rights of the holders of shares of any series of preferred stock that we may designate and issue in the future.
No Preemptive Rights; Redemption.   Holders of common stock have no preemptive, subscription, redemption or conversion rights.
Transfer Agent and Registrar.   The transfer agent and registrar for our common stock is Computershare LLC.
Certain Charter and By-Law Provisions
General.   We have implemented certain measures designed to enhance the board of directors’ ability to protect our stockholders against, among other things, unsolicited attempts to acquire a significant interest in us or to influence our management (whether through open market purchases, tender offers or otherwise) that do not offer an adequate price to all stockholders or that the board of directors otherwise considers not in the best interests of our company and its stockholders.
Certain provisions in our restated certificate of incorporation may have a significant impact on the stockholders’ ability to change the composition of the incumbent board of directors or the ability of a substantial holder of the common stock to acquire control of, or to remove, the incumbent board of directors, and might discourage certain types of transactions that involve an actual or threatened change of control of us.
The provisions of our restated certificate of incorporation are intended to encourage persons seeking to acquire control of us to initiate such an acquisition through arm’s-length negotiations with our management and board of directors. These provisions could have the effect of discouraging a third party from making a tender offer or otherwise attempting to obtain control of us, even though such an attempt might be beneficial to our stockholders. At the same time, these provisions help ensure that the board of directors, if confronted by an unsolicited proposal from a third party who recently acquired a block of common stock, will have sufficient time to review the proposal and alternatives to it and to seek better proposals for its stockholders, employees, suppliers, customers and others. These provisions are discussed below.
Preferred Stock.   Our restated certificate of incorporation allows the board of directors, without stockholder approval, to issue up to 250,000 shares of preferred stock with voting, liquidation and conversion rights that could be superior to and adversely affect the voting power of holders of common stock. The issuance of preferred stock could have the effect of delaying, deferring or preventing a change in control of our company.

Classified Board of Directors.   Our restated certificate of incorporation provides that our board of directors shall be divided into three classes of directors serving staggered three-year terms. The classification of directors has the effect of making it more difficult for stockholders to change the composition of the board of directors in a relatively short period of time.
Voting Restriction on Certain Business Transactions.   An affirmative vote of the holders of at least 80% of the outstanding shares of our capital stock entitled to vote generally in the election of directors is required to adopt certain business combinations, including mergers, consolidations, asset and securities sales, plans of liquidation or dissolution and certain reclassifications, involving any related party. A related party is defined as the beneficial owner, directly or indirectly, of at least 10% of our voting stock.
The 80% affirmative voting requirement is not applicable to business combinations approved by (i) a majority of our board of directors prior to the related party’s acquisition of at least 10% of our voting stock or (ii) a majority of those members of the board of directors who are not related to the related party.
Special Stockholders’ Meeting.   Our restated certificate of incorporation and bylaws allow only the Chairman of the board of directors or a majority of the board of directors then in office to call a special meeting of the stockholders.
No Action by Stockholder Consent.   Our restated certificate of incorporation prohibits action that is required or permitted to be taken at any annual or special meeting of our stockholders from being taken by the written consent of stockholders without a meeting.
Supermajority Voting.   The provisions relating to the classified board, right to call a special meeting and prohibition on stockholder consent, as well as certain other provisions of the restated certificate of incorporation, may be altered, amended, or repealed only by the affirmative vote of the holders of 80% or more of the outstanding shares of voting stock. Our bylaws may be amended, altered, changed or replaced by the affirmative vote of the holders of at least 80% or more of the outstanding shares of voting stock entitled to vote in the election of directors or by a majority of board of directors then in office.
Delaware Anti-Takeover Law
We are a Delaware corporation that is subject to Section 203 of the General Corporation Law of the State of Delaware. Under Section 203, certain “business combinations” between a Delaware corporation, whose stock generally is publicly traded or held of record by more than 2,000 stockholders, and an “interested stockholder” are prohibited for a three-year period following the date that such stockholder became an interested stockholder, unless (i) the corporation has elected in its certificate of incorporation not to be governed by Section 203 (we have not made such election), (ii) the business combination was approved by the board of directors of the corporation before the other party to the business combination became an interested stockholder, (iii) upon consummation of the transaction that made it an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the commencement of the transaction (excluding voting stock owned by directors who are also officers or held in employee benefit plans in which the employees do not have a confidential right to tender or vote stock held by the plan) or (iv) the business combination is approved by the board of directors of the corporation and ratified by two-thirds of the voting stock not owned by the interested stockholder. The three-year prohibition also does not apply to certain business combinations proposed by an interested stockholder following the announcement or notification of certain extraordinary transactions involving the corporation and a person who had not been an interested stockholder during the previous three years or who became an interested stockholder with the approval of a majority of the corporation’s directors. The term “business combination” is defined generally to include mergers or consolidations between a Delaware corporation and an interested stockholder, transactions with an interested stockholder involving the assets or stock of the corporation or its majority-owned subsidiaries, and transactions that increase an interested stockholder’s percentage ownership of stock. The term “interested stockholder” is defined generally as those stockholders who become beneficial owners of 15% or more of a Delaware corporation’s voting stock, together with the affiliates or associates of that stockholder.

DESCRIPTION OF PREFERRED STOCK
General
Under our restated certificate of incorporation, our board of directors has the authority, without further stockholder action, to issue up to 250,000 shares of preferred stock, par value $1.00 per share. As of the date of this prospectus, no shares of preferred stock are outstanding.
The following description sets forth general terms that will apply to our preferred stock. We will describe the particular terms of any preferred stock that we offer in the prospectus supplement relating to those shares of preferred stock. Those terms may include:
•
the maximum number of shares to constitute the series;

•
any annual dividend rate on the shares, whether the rate is fixed or variable or both, the date or dates from which dividends will accrue, whether the dividends will be cumulative and any dividend preference;

•
whether the shares will be redeemable and, if so, the price at and the terms and conditions on which the shares may be redeemed;

•
any liquidation preference applicable to the shares;

•
the terms of any sinking fund;

•
any terms and conditions on which the shares of the series will be convertible into, or exchangeable for, shares of any other capital stock;

•
any voting rights of the shares of the series; and

•
any other preferences or special rights or limitations on the shares of the series.

Voting
Unless required by law or specifically provided for by our board of directors, the holders of our preferred stock have no voting power on any matter.
Dividends
Before declaration and payment of any dividends on our classes of stock that rank junior to preferred stock, the holders of shares of preferred stock will receive any cash dividends to which they are entitled out of legally available funds.
DESCRIPTION OF DEPOSITARY SHARES
We may offer depositary shares (either separately or together with other securities) representing fractional interests in our debt securities or preferred stock of any series. The following description sets forth certain general terms and provisions of the depositary shares to which any prospectus supplement may relate. The particular terms of the depositary shares to which any prospectus supplement may relate and the extent, if any, to which the general terms and provisions may apply to the depositary shares so offered will be described in the applicable prospectus supplement. To the extent that any particular terms of the depositary shares, deposit agreements and depositary receipts described in a prospectus supplement differ from any of the terms described below, then the terms described below will be deemed to have been superseded by that prospectus supplement. We encourage you to read the applicable deposit agreement and depositary receipts for additional information before you decide whether to purchase any of our depositary shares.
In connection with the issuance of any depositary shares, we will enter into a deposit agreement with a bank or trust company, as depositary, which will be named in the applicable prospectus supplement. Depositary shares will be evidenced by depositary receipts issued pursuant to the related deposit agreement. Immediately following our issuance of the security related to the depositary shares, we will deposit the debt securities or shares of our preferred stock with the relevant depositary and will cause the depositary to issue, on our behalf, the related depositary receipts. Subject to the terms of the deposit agreement, each owner of a depositary receipt will be entitled, in proportion to the fractional interest in the debt security or share of preferred stock represented by the related depositary share, to all the rights, preferences and privileges of, and will be subject to all of the limitations and restrictions on, the debt security or preferred stock represented by the depositary receipt (including, if applicable, dividend, voting, conversion, exchange, redemption, sinking fund, repayment at maturity, subscription and liquidation rights).
DESCRIPTION OF WARRANTS
We may issue warrants to purchase debt securities, preferred stock or common stock. We may offer warrants separately or together with one or more additional warrants, debt securities, shares of preferred stock or common stock, or any combination of those securities, as described in the applicable prospectus supplement. If we issue warrants as part of a unit, the prospectus supplement will specify whether those warrants may be separated from the other securities in the unit prior to the warrants’ expiration date. We may issue the warrants under warrant agreements to be entered into between us and a bank or trust company, as warrant agent, all as described in the prospectus supplement. If we issue the warrants under warrant agreements, the warrant agent will act solely as our agent in connection with the warrants and will not assume any obligation or relationship of agency or trust for or with any holders or beneficial owners of warrants.
We will describe the particular terms of any warrants that we offer in the prospectus supplement relating to those warrants. Those terms may include the following:
•
the specific designation and aggregate number of warrants, and the price at which we will issue the warrants;

•
the currency or currency units in which the offering price, if any, and the exercise price are payable;

•
the date on which the right to exercise the warrants will begin and the date on which the right will expire or, if the warrants are not continuously exercisable throughout that period, the specific date or dates on which they are exercisable;

•
whether the warrants will be issued in fully registered form or bearer form, in definitive or global form or in any combination of these forms;

•
any applicable material United States federal income tax considerations;

•
the identity of the warrant agent, if any, for the warrants and of any other depositaries, execution or paying agents, transfer agents, registrars or other agents;

•
the designation, aggregate principal amount, currency, denomination and terms of any debt securities that may be purchased upon exercise of the warrants;

•
the designation, amount, currency, denominations and terms of any preferred stock or common stock purchasable upon exercise of the warrants;

•
if applicable, the designation and terms of the debt securities, preferred stock or common stock with which the warrants are issued and the number of warrants issued with each security;

•
if applicable, the date from and after which the warrants and the related debt securities, preferred stock or common stock will be separately transferable;

•
the principal amount of debt securities or the number of shares of preferred stock or common stock purchasable upon exercise of any warrant and the price at which those shares may be purchased;

•
provisions for changes to or adjustments in the exercise price;

•
if applicable, the minimum or maximum number of warrants that may be exercised at any one time;

•
information with respect to any book-entry procedures;

•
any anti-dilution provision of the warrants;

•
any redemption or call provisions; and

•
any additional terms of the warrants, including terms, procedures and limitations relating to the exchange and exercise of the warrants.

DESCRIPTION OF PURCHASE CONTRACTS
We may issue purchase contracts, including contracts obligating holders to purchase from us, and for us to sell to holders, a specific or varying number of debt securities, shares of our common stock or preferred stock, depositary shares, warrants, options, rights or other securities or property or any combination of the above, at a future date or dates. Alternatively, the purchase contracts may obligate us to purchase from holders, and obligate holders to sell to us, a specific or varying number of debt securities, shares of our common stock or preferred stock, depositary shares, warrants, rights or other property. The price of such debt securities, shares of our common stock or preferred stock, depositary shares, warrants, rights or other property may be fixed at the time the purchase contracts are issued or may be determined by reference to a specific formula described in the purchase contracts. We may issue purchase contracts separately or as a part of units each consisting of a purchase contract and debt securities, preferred securities, warrants, rights or other obligations of third parties, including U.S. Treasury securities, securing their holder’s obligations under the purchase contract. The purchase contracts may require us to make periodic payments to holders or vice versa and the payments may be unsecured or pre-funded on some basis. The purchase contracts may require holders to secure the holder’s obligations in a specified manner that we will file with the SEC in connection with a public offering relating to the purchase contracts.
To the extent appropriate, the applicable prospectus supplement will describe the specific terms of the purchase contracts offered thereby, including the following:
•
whether the purchase contracts obligate the holder or us to purchase or sell, or both purchase and sell, the securities subject to purchase under the purchase contract, and the nature and amount of each of those securities, or the method of determining those amounts;

•
whether the purchase contracts are to be prepaid or not;

•
whether the purchase contracts are to be settled by delivery, or by reference or linkage to the value, performance or level of the securities subject to purchase under the purchase contract;

•
any acceleration, cancellation, termination or other provisions relating to the settlement of the purchase contracts; and

•
whether the purchase contracts will be issued in fully registered or global form.

DESCRIPTION OF UNITS
We may issue units comprising one or more securities described in this prospectus in any combination. Units may also include debt obligations of third parties, such as U.S. Treasury securities. Each unit may be issued so that the holder of the unit also is the holder of each security included in the unit. Thus, the unit may have the rights and obligations of a holder of each included security. The unit agreement under which a unit is issued may provide that the securities included in the unit may not be held or transferred separately at any time or at any time before a specified date.
To the extent appropriate, the applicable prospectus supplement will describe the specific terms of the units offered thereby, including the following:
•
the designation and terms of the units and the securities comprising the units, including whether and under what circumstances those securities may be held or transferred separately;

•
any provision for the issuance, payment, settlement, transfer or exchange of the units or of the securities comprising the units; and

•
whether the units will be issued in fully registered or global form.

PLAN OF DISTRIBUTION
We may sell the securities covered by this prospectus in one or more of the following ways from time to time:
•
to or through underwriters for public offering and sale by them;

•
directly to purchasers;

•
to or through agents or dealers;

•
through any other method of sale permitted by applicable law; or

•
through a combination of any of these methods of sale.

The applicable prospectus supplement will describe the terms of any sale of securities being registered hereunder.
The distribution of securities may be effected, from time to time, in one or more transactions, including block transactions and transactions on the New York Stock Exchange or any other organized market where the securities may be traded. The securities may be sold at a fixed price or prices, which may be changed, or at market prices prevailing at the time of sale, at prices relating to the prevailing market prices or at negotiated prices. The consideration may be cash or another form negotiated by the parties. Agents, underwriters, or dealers may be paid compensation for offering and selling the securities. That compensation may be in the form of discounts, concessions, or commissions to be received from us or from the purchasers of the securities. We will identify the specific plan of distribution, including any underwriters, dealers, agents, or direct purchasers and their compensation in a prospectus supplement.
The applicable prospectus supplement will set forth whether or not an underwriter may engage in stabilizing transactions, over-allotment transactions, syndicate covering transactions, and penalty bids.
We may enter into agreements to indemnify underwriters, dealers and agents who participate in the distribution of securities against certain liabilities, including liabilities under the Securities Act of 1933.
CERTAIN LEGAL MATTERS
Unless otherwise stated in the applicable prospectus supplements, Jones Day will pass upon the validity of the securities offered by this prospectus for us. Certain legal matters will be passed upon for any underwriters, dealers or agents by counsel named in the applicable prospectus supplement.
EXPERTS
The consolidated financial statements of AAR CORP. as of May 31, 2026 and 2025, and for each of the years in the three-year period ended May 31, 2026, and management’s assessment of the effectiveness of internal control over financial reporting as of May 31, 2026, have been incorporated by reference herein in reliance upon the reports of KPMG LLP, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.
The audit report on the effectiveness of internal control over financial reporting as of May 31, 2026, contains an explanatory paragraph that states the Company acquired American Distributors Holding Co., LLC, HAECO Americas, Aircraft Reconfig Technologies and Aerostrat Corp. during fiscal 2026, and management excluded from its assessment of the effectiveness of the Company’s internal control over financial reporting as of May 31, 2026, American Distributors Holding Co., LLC, HAECO Americas, Aircraft Reconfig Technologies and Aerostrat Corp.’s internal control over financial reporting associated with 11.8% of total assets and 7.6% of total revenues included in the consolidated financial statements of the Company as of and for the year ended May 31, 2026. Our audit of internal control over financial reporting of the Company also excluded an evaluation of the internal control over financial reporting of American Distributors Holding Co., LLC, HAECO Americas, Aircraft Reconfig Technologies and Aerostrat Corp.

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS
Item 14.   Other Expenses of Issuance and Distribution
The following table sets forth fees and expenses in connection with the issuance and distribution of the securities being registered hereby (other than any underwriting discounts and commissions). All amounts are estimated, except the SEC registration fee.
Securities and Exchange Commission filing fee	$	*
Trustee’s fees		+
Accounting fees and expenses		+
Legal fees and expenses		+
Printing and engraving expenses		+
Rating agency fees		+
Miscellaneous expenses		+
TOTAL	$

*
This registration statement relates to the registration of securities having an indeterminate maximum aggregate principal amount. The registration fee will be deferred pursuant to Rule 456(b) and calculated in connection with the offering of securities under this registration statement pursuant to Rule 457(r).

+
Estimated expenses are not presently known. The foregoing sets forth the general categories of expenses (other than underwriting discounts and commissions) that the registrant anticipates it will incur in connection with the offering of securities under this registration statement. An estimate of the aggregate expenses in connection with the issuance and distribution of the securities being offered will be included in the applicable prospectus supplement.

Item 15.   Indemnification of Directors and Officers
Article Fourteenth of the Registrant’s Restated Certificate of Incorporation provides that no director of the Registrant shall have personal liability to the Registrant or its stockholders for monetary damages for breach of fiduciary duty as a director, but this provision does not eliminate or limit the liability of a director (a) for any breach of the director’s duty of loyalty to the Registrant or its stockholders, (b) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (c) under section 174 of the General Corporation Law of the State of Delaware (the “DGCL”) or (d) for any transaction from which the director derived an improper personal benefit.
Reference is made to Section 145 of the DGCL, which provides for indemnification of directors and officers in certain circumstances. Section 145 empowers a Delaware corporation to indemnify any persons who are, or are threatened to be made, parties to any threatened, pending or completed legal action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of such corporation), by reason of the fact that such person is or was a director, officer, employee or agent of such corporation, or is or was serving at the request of such corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise. The indemnity may include expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding, provided that such officer, director, employee or agent acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the corporation’s best interests, and, for criminal proceedings, had no reasonable cause to believe his or her conduct was unlawful. A Delaware corporation may indemnify officers and directors in an action by or in the right of the corporation under the same conditions, except that no indemnification is permitted without judicial approval if the officer or director is adjudged to be liable to the corporation. Where an officer or director is successful on the merits or otherwise in the defense of any action referred to above, the corporation must indemnify him or her against the expenses which such officer or director actually and reasonably incurred.
Article Fifteenth of the Registrant’s Restated Certificate of Incorporation provides for indemnification of the Registrant’s directors and officers (and those serving in such capacity with, or an employee or agent of, another entity at the request of the Registrant) to the fullest extent provided by the DGCL and other applicable laws as currently in effect and as they may be amended in the future.
The Registrant has directors’ and officers’ liability insurance which provides, subject to certain policy limits, deductible amounts and exclusions, coverage for all persons who have been, are or may in the future be, directors or officers of the Registrant against amounts which such persons must pay resulting from claims made against them by reason of their being such directors or officers during the policy period for certain breaches of duty, omissions or other acts done or wrongfully attempted or alleged.
The Registrant has entered into Indemnification Agreements with each of its directors and executive officers containing, among other things, provisions similar to those in the Registrant’s Restated Certificate of Incorporation, including provisions requiring indemnification to the full extent permitted by the DGCL and the prompt advancement of expenses under certain circumstances. In addition, the Indemnification Agreements require the Registrant to maintain directors’ and officers’ liability insurance at specified levels, subject to certain exceptions, and, if such coverage is not maintained, to indemnify the directors and executive officers to the full extent of such coverage.
Item 16.   Exhibits
	Index		Exhibits
1.	Underwriting agreements	1.1	Form of Underwriting Agreement*
4.	Instruments defining the rights of security holders	4.1	Restated Certificate of Incorporation (incorporated by reference to Exhibit 3.1 to the Registrant’s Annual Report on Form 10-K for the fiscal year ended May 31, 2004)
		4.2	By-Laws as amended and restated through January 22, 2025 (incorporated by reference to Exhibit 3.1 to the Registrant’s Current Report on Form 8-K dated January 23, 2025)
		4.3	Indenture providing for the Issuance of Debt Securities between AAR CORP., as issuer, and U.S. Bank Trust Company, National Association (as successor in interest to U.S. Bank National Association), as trustee, dated as of December 1, 2010 (incorporated by reference to Exhibit 4.1 to the Registrant’s Quarterly Report on Form 10-Q for the quarter ended November 30, 2010)
		4.4	Indenture providing for the Issuance of Subordinated Debt Securities between AAR CORP., as issuer, and U.S. Bank Trust Company, National Association (as successor in interest to U.S. Bank National Association), as trustee, dated as of December 1, 2010 (incorporated by reference to Exhibit 4.2 to the Registrant’s Quarterly Report on Form 10-Q for the quarter ended November 30, 2010)

	Index		Exhibits
		4.5	Base Indenture, dated as of March 1, 2024, by and between the Escrow Issuer and the Trustee (incorporated by reference to Exhibit 4.1 to the Registrant’s Current Report on Form 8-K filed March 1, 2024)
		4.6	First Supplemental Indenture, dated as of March 1, 2024, by and among the Company, the Note Guarantors and the Trustee (incorporated by reference to Exhibit 4.3 to the Registrant’s Current Report on Form 8-K filed March 1, 2024)
		4.7	Second Supplemental Indenture, dated as of October 8, 2024, by and among AAR CORP., as issuer, AAR Allen Services, Inc., as guaranteeing subsidiary, and Wilmington Trust, National Association, as trustee (incorporated by reference to Exhibit 4.1 to the Registrant’s Quarterly Report on Form 10-Q for the quarterly period ended November 30, 2024)
		4.8	Form of 6.750% Senior Note due 2029 (included in Exhibit 4.5)
		4.9	Form of Senior Debt Securities*
		4.10	Form of Subordinated Debt Securities*
		4.11	Certificate of Designations for Preferred Stock of AAR CORP.*
		4.12	Form of Depositary Receipt*
		4.13	Form of Depositary Agreement*
		4.14	Form of Warrant*
		4.15	Form of Warrant Agreement*
		4.16	Form of Purchase Contract*
		4.17	Form of Unit Certificate*
		4.18	Form of Unit Agreement*
5.	Opinion regarding legality	5.1	Opinion of Jones Day
23.	Consents of experts and counsel	23.1	Consent of Jones Day (included in its opinion filed as Exhibit 5.1)
		23.2	Consent of Independent Registered Public Accounting Firm
24.	Power of attorney	24.1	Powers of attorney
25.	Statement of eligibility of Trustee	25.1	Form T-1 Statement of Eligibility of U.S. Bank Trust Company, National Association (as successor in interest to U.S. Bank National Association) to act as trustee with respect to Senior Debt Securities

	Index		Exhibits
		25.2	Form T-1 Statement of Eligibility of U.S. Bank Trust Company, National Association (as successor in interest to U.S. Bank National Association) to act as trustee with respect to Subordinated Debt Securities
107	Filing Fee Table	107	Filing Fee Table

*
To be filed by amendment or as an exhibit to a document to be incorporated by reference herein in connection with the issuance of the securities.

Item 17.   Undertakings
The undersigned Registrant hereby undertakes:
(1)
To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i)
To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)
To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Filing Fee Table” table in the effective registration statement; and

(iii)
To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

provided, however, that paragraphs (i), (ii) and (iii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this Registration Statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of this Registration Statement.
(2)
That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)
To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)
That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i)
If the Registrant is relying on Rule 430B:

(A)
Each prospectus filed by the Registrant pursuant to Rule 424(b)(3) shall be deemed to be part of this Registration Statement as of the date the filed prospectus was deemed part of and included in this Registration Statement; and

(B)
Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in this Registration Statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of this Registration Statement relating to the securities in this Registration Statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of this Registration Statement or made in a document incorporated or deemed incorporated by reference into this Registration Statement or prospectus that is part of this Registration Statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in this Registration Statement or prospectus that was part of this Registration Statement or made in any such document immediately prior to such effective date.

(5)
That, for the purpose of determining liability of the Registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities:

The undersigned Registrant undertakes that in a primary offering of securities of the undersigned Registrant pursuant to this Registration Statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned Registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:
(i)
Any preliminary prospectus or prospectus of the undersigned Registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)
Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned Registrant or used or referred to by the undersigned Registrant;

(iii)
The portion of any other free writing prospectus relating to the offering containing material information about the undersigned Registrant or its securities provided by or on behalf of the undersigned Registrant; and

(iv)
Any other communication that is an offer in the offering made by the undersigned Registrant to the purchaser.

(6)
The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant’s annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(7)
Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, as amended, AAR CORP. certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Wood Dale, State of Illinois, on this 22nd day of July, 2026.
AAR CORP.
By:
/s/ John M. Holmes

Name:
John M. Holmes

Title:
President and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on July 22, 2026.
Name	Title
/s/ John M. Holmes John M. Holmes	Chairman, President, and Chief Executive Officer (Principal Executive Officer)
/s/ Dylan Wolin Dylan Wolin	Senior Vice President and Chief Financial Officer (Principal Financial Officer)
/s/ Eric S. Pachapa Eric S. Pachapa	Vice President, Controller, and Chief Accounting Officer (Principal Accounting Officer)
Michael R. Boyce* Michael R. Boyce	Director
John W. Dietrich* John W. Dietrich	Director
Jeffrey N. Edwards* Jeffrey N. Edwards	Director
Robert F. Leduc* Robert F. Leduc	Director
Ellen M. Lord* Ellen M. Lord	Director
Duncan J. McNabb* Duncan J. McNabb	Director

Name	Title
Billy J. Nolen* Billy J. Nolen	Director
Peter Pace* Peter Pace	Director
Jennifer L. Vogel* Jennifer L. Vogel	Director
Marc J. Walfish* Marc J. Walfish	Director
Hema Widhani* Hema Widhani	Director

*By:
/s/ John M. Holmes

John M. Holmes, attorney-in-fact